Exhibit 23.2

Tel: 416 865 0200 Fax: 416 865 0887 www.bdo.ca	BDO Canada LLP 222 Bay Street Suite 2200, PO Box 131 Toronto ON M5K 1H1 Canada

Consent of Independent Registered Public Accounting Firm

Titan Medical Inc.
Toronto, Canada

We consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated March 30, 2020, on the financial statements of Titan Medical Inc. (the “Company”) for the years ended December 31, 2019 and December 31, 2018, which includes an explanatory paragraph regarding going concern uncertainty; and (ii) our report dated March 30, 2020, on the financial statements of the Company for the years ended December 31, 2018 and December 31, 2017, which includes an explanatory paragraph regarding going concern uncertainty appearing in the Company’s Annual Report on Form 20-F filed on April 2, 2020.

BDO Canada LLP
Toronto, Canada

July 22, 2020

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.